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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         As independent certified public accountants of Amnis Systems Inc., we hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 18, 2003 relating to the financial statements of Amnis Systems, Inc. for the years ending December 31, 2002 and 2001 filed with the Securities and Exchange Commission.




/s/ Stonefield  Josephson,  Inc.


STONEFIELD  JOSEPHSON,  INC.
Certified  Public  Accountants

Santa  Monica,  California

August 18, 2003